ESCROW AGREEMENT

          ESCROW AGREEMENT, (the "Agreement") dated as of January 28, 2014 ("Effective Date"), by and between MA Managed Futures Fund, LP, a Delaware limited partnership (the "Fund"), Newport Coast Securities, Inc. (the "Selling Agent") and Huntington National Bank, a national banking association as escrow agent (the "Escrow Agent").
          Whereas, the Fund is offering its Units of limited partnership interest on a best efforts, continuous offering basis to investors (the "Investors") pursuant to a Prospectus.
          Whereas, the Fund has retained Newport Coast Securities, Inc. (CRD# 16944) as a selling agent by the General Partner.
          Whereas, in accordance with the Fund's prospectus, the Fund intends to publicly offer in the aggregate $50,000,000 of Class A, Class C, and Class I Units (the "Securities"), for which each subscriber will pay $1,000 per Unit during the initial offering period and an amount equal to the current net asset value per Unit thereafter during the continuous offering period; and
          Whereas, the Prospectus provides for certain funds to be deposited into an escrow account to be held and distributed in accordance with the terms of the Prospectus and the terms and conditions set forth hereinafter.
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:
          Section 1. Appointment of Escrow Agent. The Fund hereby appoints Huntington National Bank as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.
          Section 2. Proceeds to be Escrowed.
(a) A sample copy of the draft Prospectus, including any relevant Subscription Agreement(s), is attached as Exhibit A. All funds received from Investors ("Investor Funds") in payment for the Securities will be delivered to the Escrow Agent within one (1) Business day following the day upon which such proceeds are accepted by the General Partner, and shall be retained in escrow by the Escrow Agent pursuant to this Agreement. All Investor Funds shall be deposited into a non-interest bearing account at the Escrow Agent entitled "Huntington National Bank, as Escrow Agent for MA Managed Futures Fund, LP" (the Escrow Account) until the minimum offering contingency is met.
(b) The Investor Funds deposited in the Escrow Account are referred to as the "Escrow Funds".
(c) In the event that any check deposited in the Escrow Account proves uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Fund shall promptly reimburse the Escrow Agent for any and all costs incurred for such upon request, and the Escrow Agent shall deliver the returned checks to the Fund.
(d) In the event that any check deposited in the Escrow Account proves uncollectible before the funds represented thereby have been released by the Escrow Agent, then the Escrow Agent shall give notice to the Fund of such event, the Fund shall promptly reimburse the Escrow Agent for any and all costs incurred therewith, and the Escrow Agent shall deliver the returned check to the Fund.
(e) In the event a Subscriber's subscription is rejected, or if the minimum aggregate initial capital contribution is not achieved, his or her subscription payment will promptly be returned within Ten (10) business days.
          Section 3. Rejections by Escrow Agent. The Fund hereby acknowledges the Escrow Agent's sole right to reject for deposit into the Escrow Account, any Investor Funds based on the results of the Escrow Agent's internal due diligence policies and procedures. The Escrow Agent may reject Investor Funds by giving written notice to the Fund, and promptly returning the check to the Investor as further described herein.
          Section 4. Disbursement of Funds. For each payment from the Escrow Account, the Fund shall deliver, by facsimile, to Escrow Agent a letter of direction ("a "Certificate"), which Certificate shall specify (i) the dollar amount of the Funds to be paid to the recipient, (ii) the name and address of the recipient, (ii) the date on which such payment or payments shall be made by the Escrow Agent. Escrow Agent shall make any payment to the recipient by wire or other transfer to the account of such recipient as directed by the Fund.

          Section 5 Term of Escrow. The "Termination Date" shall be (i) the date the Escrow Agent receives written notice from the Fund that it is abandoning the sale of the Securities. Upon the termination of the Escrow Agreement any remaining Escrow Funds shall be promptly refunded to each Investor as further described herein at the address furnished to the Escrow Agent by the Fund in writing.
          Section 6 Issuance of Certificates. Until the offering period has ended, the Fund shall not issue any certificates or other evidence of Securities, except subscription agreements.
          Section 7 Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Fund for customary fees and expenses for all services rendered by it hereunder as set forth in Exhibit B (as such fees may be adjusted from time to time). The Fund shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.
          Section 8 Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days' prior written notice of such resignation to the Fund, or immediately upon written notice to comply with any law or regulation with which the Escrow Agent must comply. The Fund may remove the Escrow Agent at any time by giving thirty (30) calendar days' prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Fund who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Fund is unable to appoint a successor escrow agent within thirty (30) days after a notice of resignation or removal, the Escrow Agent may, in its sole discretion, transfer the Escrow Funds to the Fund at the account provided for in Schedule 1, or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Fund. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Funds then held hereunder to the successor Escrow Agent, less the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent. Upon its resignation and delivery of the Escrow Funds as set forth in this Section 8, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Funds or this Agreement, provided however, the Escrow Agent shall be entitled to the retain the rights set forth in Sections 7, 9 and 10 of this Agreement.
          Section 9 Indemnification of Escrow Agent. The Fund or MA Capital Management, LLC shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent on demand for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Escrow Agent's gross negligence or willful misconduct. The provisions of this Section 9 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.
          Section 10 The Escrow Agent.
          (a) The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred to or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Fund is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from the Fund or any entity acting on the Fund's behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

     (b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
     (c) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part, as such is proved in a court or tribunal of competent jurisdiction. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Fund or any entity acting on behalf of the Fund, (ii) for any indirect, cumulative, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated unless such damages arise from the gross negligence, intentional acts, or willful misconduct of the Escrow Agent, or (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, unless the Escrow Agent's selection of such nominees, correspondents, designees, agents, subagents or subcustodians of the Escrow Agent involves gross negligence or willful misconduct on part of the Escrow Agent.
     (d) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Funds for such purpose.
     (e) The Escrow Agent may consult with legal counsel of its own choosing as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.
     (f) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
     (g) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
     (h) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
     (i) The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Uninvested funds held hereunder shall not earn or accrue interest.
     (j) At any time the Escrow Agent may request an instruction in writing, in English from the Fund and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) Business Days after the Escrow Agent sends such request for instructions and its proposed course of action to Fund by fax or electronic mail (receipt confirmed) or by overnight courier, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions from the Fund to refrain from taking the proposed action.

     (k) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence as proved in a court or tribunal of competent jurisdiction, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Fund or is not in the form the Fund sent or intended to send (whether due to fraud, distortion or otherwise). The Fund shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.
     (l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds. The Escrow Agent may, but is not obligated to, inform the Fund in writing of the ambiguity. If the Fund provides the Escrow Agent with written instructions which eliminates such ambiguity or uncertainty, the Escrow Agent shall comply with such written instructions.
     (m) In the event of any dispute between or conflicting claims among the Fund and any other person or entity with respect to any Escrow Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Fund or any other person for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Fund.
     (n) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.
     (o) The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. The Fund shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Fund will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.
     (p) The Escrow Agent shall provide to the Fund monthly statements identifying transactions, transfers or holdings of Escrow Funds and each such statement shall be deemed to be correct and final upon receipt thereof by the Fund unless the Escrow Agent is notified in writing, by the Fund, to the contrary within thirty (30) business days of the date of such statement.
     (q) The Fund shall deliver to the Escrow Agent a list of authorized signatories, as set forth in the attached Schedule 2 hereto, with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to the Escrow Agent hereunder, and the Escrow Agent shall be entitled to rely on such list with respect to any party until a new list is furnished by such party to the Escrow Agent. Furthermore, in the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by fax or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers designated for such call-backs may be changed only in a writing actually received by the Escrow Agent.

Section 11.Miscellaneous.
          (a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.
          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflict of laws.
          (c) Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of Ohio and of any Federal Court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.
          (d) Unless otherwise provided herein, all notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or upon receipt when mailed first class (postage prepaid)or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):
If to the Fund, to:
MA Managed Futures Fund, LP
c/o MA Capital Management, LLC
 4440 PGA Boulevard, Suite 600
Palm Beach Gardens, FL  33410
 Facsimile: (561) 472-8401
If to Selling Agent, to:
Newport Coast Securities, Inc.
180 Maiden Lane
17th Floor
New York, NY 10038
Facsimile: (949-271-1595)

If to the Escrow Agent, to:
Huntington National Bank
 Corporate Trust Department
7 Easton Oval – EA4E63
Columbus, OH  43219
Facsimile: (614)-331-5862
 Attention: Jim Schultz
          (e) The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.
          (f) This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

          (g) This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.
          (h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.
          (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
          (j) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.
          (k) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
          (l) The Fund hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the Fund does not and will not violate any applicable law or regulation.
          (m) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.
          (n) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Huntington National Bank" or any affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent. The Escrow Agent hereby consents to mention of "Huntington National Bank" in the Fund's prospectus.
          (o) For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York or Columbus, Ohio.
          (p) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Fund designated on Schedule 2 attached hereto and made a part hereof (each such representative, an "Authorized Person") which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.
          (q) The provisions of Sections 8, 10 and 11 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
MA MANAGED FUTURES FUND, LP

By:            /s/ Monty Agarwal
Name: Monty Agarwal
Title: Managing Partner, MA Capital Management, LLC,
General Partner of MA Managed Futures Fund, LC

NEWPORT COAST SECURITIES, INC. CRD# 16944

By:                 /s/
Name:
Title:

HUNTINGTON NATIONAL BANK, as Escrow Agent

By:            /s/ James E. Schultz
Name: James E. Schultz
Title: Vice President

Schedule 1

Bank Name:

ABA#:

Account#:

Account name:

Schedule 2

Authorized Representatives

Name	Title	Specimen Signature
Monty Agarwal	Managing Partner
	MA Capital Management, LLC	/s/ Monty Agarwal
General Partner of the Fund

Schedule 3

HUNTINGTON NATIONAL BANK
Corporate Trust Department
7 Easton Oval – EA4E63
Columbus, OH  43219

Payment Order Authorization Form

Account Name:	MA Managed Futures Fund, L.P.

Account Number(s):	01891662889

By signing this form, the Customer authorizes the Authorized Contacts listed below to issue, amend and cancel payment orders on behalf of the Customer, unless Call Back Only authorization is indicated.

By:	/s/ Monty Agarwal

(Signature of an Authorized Officer of the Customer)
Monty Agarwal

(Print Name)

Title:	Managing Partner	Date:	1/27/2014

Authorized Contacts

Call Back Only
Name	Signature	Phone Number	(Check if Yes)

Monty Agarwal	/s/ Monty Agarwal	(561) 623-5310	☐

☐

☐

☐

Exhibit A

Prospectus and Subscription Agreement

[ omitted ]

Exhibit B

Escrow Agent Fees

MA Managed Futures Fund LP Subscription Escrow Agreement
Fee Schedule
January 21, 2014

Upon appointment of The Huntington National Bank as Escrow Agent the Escrow Parties shall be responsible for the payment of the fees, expenses and charges as set forth in this Fee Schedule.

GENERAL FEES

ACCEPTANCE FEE - (One time only due at closing)                                                                                                                                                                                            $ 1,000.00

This one time charge is payable at the time of the closing and includes the review and execution of all documents submitted in support thereof (including counsel expense, if any), acceptance of the Escrow documents, establishment of procedures and controls and set-up of Escrow accounts.

ANNUAL ESCROW ADMINISTRATIVE FEE- (Due at closing)                                                                                                                                                                $ 3,000.00

An annual fee covering the duties and responsibilities related to Escrow account administration and services, which may include maintenance of accounts on various systems, collection and payment of principal and interest to the Escrow Parties, and the monitoring of compliance.  This fee is payable in advance for the year and shall not be prorated.

Wire Transfer Fee:
Outgoing Wires	$15.00/transaction

Physical Check Fee:
Physical Check	$5.00/check

MISCELLANEOUS FEES

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged at The Huntington National Bank's sole discretion.  Fees and expenses of our representatives, counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

Terms and Disclosures

TERMS OF PROPOSAL

Final acceptance of the appointment as escrow agent under the escrow documents is subject to approval of authorized officers of The Huntington National Bank and full review and execution of all documentation related hereto.  Please note that if this transaction does not close, you will be responsible for paying any expenses incurred, including Counsel fees. The Huntington National Bank reserves the right to terminate this offer if we do not enter into final written documents within three months from the date this document is first transmitted to you.  Fees may be subject to adjustment during the life of the engagement.

CUSTOMER NOTICE REQUIRED BY THE USA PATRIOT ACT

To help the US government fight the funding of terrorism and money laundering activities, US Federal law requires all financial institutions to obtain, verify, and record information that identifies each person (whether an individual or organization) for which a relationship is established.

What this means to you:  When you establish a relationship with The Huntington National Bank, we will ask you to provide certain information (and documents) that will help us to identify you.  We will ask for your organization's name, physical address, tax identification or other government registration number and other information that will help us to identify you.  We may also ask for a Certificate of Incorporation or similar document or other pertinent identifying documentation for your type of organization.
We thank you for your assistance.

Accepted By:		Huntington National Bank:

Signature:	/s/ Monty Agarwal	/s/ James E. Schultz

Date:	1/27/2014	1/28/2014

Name:	Monty Agarwal	James E. Schultz

Title:	Managing Partner	Vice President